UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12
StoneX Group Inc.
(Name of Registrant as Specified in Its Charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT
DATED JUNE 30, 2023 FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 10, 2023

EXPLANATORY NOTE
This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of StoneX Group Inc. (the “Company”) filed with the Securities and Exchange Commission on June 30, 2023, relating to the Company’s Special Meeting of Stockholders (the “Meeting”) scheduled to be held on August 10, 2023, to account for an amendment to Section 242 of the Delaware General Corporation Law (the “DGCL Amendment”). The DGCL Amendment will change the vote required to approve the proposal to amend the Company’s Certificate of Incorporation to increase the Company’s authorized shares of its common stock from 30,000,000 to 200,000,000 (“Proposal 1”). The DGCL Amendment was adopted by the Delaware House of Representatives on June 30, 2023, signed into law by the governor of the State of Delaware on July 17, 2023, and will become effective August 1, 2023. Once effective, the voting threshold for approval to amend a Delaware corporation’s certificate of incorporation to increase the number of authorized shares will change from a majority of the outstanding shares of common stock entitled to vote to a majority of the shares actually voting on the proposal. As a result, the DGCL Amendment will change the voting threshold for approval of Proposal 1. In light of the DGCL Amendment, the Proxy Statement is amended as set forth below.
CHANGES TO THE PROXY STATEMENT
The first paragraph under “Questions and Answers About the Special Meeting – What vote is required to approve each proposal?” is deleted in its entirety and replaced with the following:
“For the amendment of the Certificate of Incorporation (Proposal No. 1), the affirmative vote of the majority of votes cast will be required for approval. Abstentions will have no effect on the vote of the proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal within a specified period of time prior to the meeting, your broker has the authority to vote your shares.”
The sole paragraph under “Proposal 1 – Required Vote” is deleted in its entirety and replaced with the following:
“For the amendment of the Company’s Certificate of Incorporation, the affirmative vote of the majority of votes cast will be required for approval. Abstentions will have no effect on the vote of the proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal within a specified period of time prior to the meeting, your broker has the authority to vote your shares.”
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF STONEX GROUP INC., WHICH PROPOSAL HAS BEEN AMENDED BY THIS AMENDMENT NO. 1.
If you have already voted, any vote cast “FOR” or “AGAINST” Proposal 1 will be counted as a vote “FOR” or “AGAINST” such proposal as amended by this Amendment No. 1. If you do not wish to change your vote, you do not need to do anything. Your vote will be tabulated as you previously instructed.
If you are a stockholder of record, you may change your vote at any time before your proxy is voted at the Meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet (each as provided in the Proxy Statement under “How do I vote?”). Third, you can attend the Meeting, and vote at that time. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
This Amendment No. 1 does not provide all of the information that is important to your voting decisions at the Meeting, and the Proxy Statement contains other important additional information. This Amendment No. 1 should be read in conjunction with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, August 10, 2023. This Amendment No. 1 and the Proxy Statement are available free of charge at: www.envisionreports.com/SNEX.